                                                                    Exhibit 5(b)

                                 CLASS II SHARES

                             DISTRIBUTION AGREEMENT

         AGREEMENT made as of the 2nd day of October, 1998, between Merrill Lynch Retirement Series Trust, a business trust organized under the laws of Massachusetts (the "Trust"), and MERRILL LYNCH FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H :

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Trust to offer its shares for sale continuously; and

         WHEREAS, the Trust is authorized to establish separate series ("Series"), each of which will offer separate classes of shares of beneficial interest, par value $.10 per share (collectively referred to as "shares"), to selected groups of purchasers; and

         WHEREAS, the Trustees of the Trust (the "Trustees") have established and designated the Merrill Lynch Retirement Reserves Money Fund (the "Fund") as a series of the Trust; and

         WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Class II shares of the Fund in order to promote the growth of the Fund and facilitate the distribution of its Class II shares.

         NOW, THEREFORE, the parties agree as follows:
         Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor as the principal underwriter and distributor of the Trust to sell Class II shares of beneficial interest in the Fund (sometimes herein referred to as "Class II shares") to the selected groups of investors specified as eligible investors in the currently effective prospectus and statement of additional information of the Fund (the "prospectus" and "statement of additional information", respectively) under the Securities Act of 1933, as amended (the "Securities Act") relating to such Class II shares and the Distributor hereby accepts such appointment. The Trust during the term of this Agreement shall sell Class II shares of the Fund to the Distributor upon the terms and conditions herein set forth.

         Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the Class II shares, except that:

         (a) The exclusive right granted to the Distributor to purchase Class II shares from the Fund shall not apply to Class II shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class II shares of any such company by the Trust.

         (b) Such exclusive right also shall not apply to Class II shares issued pursuant to reinvestment of dividends or capital gains distributions.

         (c) Such exclusive right also shall not apply to Class II shares issued pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Class II shares as shall be agreed between the Trust and the Distributor from time to time.

         Section 3. Purchase of Class II Shares from the Trust.

         (a) The Distributor shall have the right to buy from the Trust the Class II shares needed, but not more than the Class II shares needed (except for clerical errors in transmission) to fill unconditional orders for Class II shares of the Fund placed with the Distributor by eligible investors or securities dealers. The price which the Distributor shall pay for the Class II shares so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(c) hereof.

         (b) The Class II shares are to be resold by the Distributor to investors at net asset value, as set forth in Section 3(c) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

         (c) The net asset value of Class II shares of the Fund shall be determined by the Trust or any agent of the Trust in accordance with the method set forth in the prospectus and statement of additional information (the "Prospectus" and "Statement of Additional Information", respectively) and guidelines established by the Trustees.

         (d) The Trust shall have the right to suspend the sale of Class II shares of the Fund at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Trust also shall have the right to suspend the sale of Class II shares of the Fund if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Trust, makes it impracticable or inadvisable to sell the Class II shares.

         (e) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for Class II shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class II shares. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class II shares pursuant to the instructions of the Distributor. Purchase orders are effective when Federal Funds become available to the Trust. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

         Section 4. Repurchase or Redemption of Class II Shares by the Trust.

         (a) Any of the outstanding Class II shares may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem the Class II shares so tendered in accordance with its obligations set forth in its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information of the Fund. The price to be paid to redeem or repurchase the Class II shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(c) hereof, less any contingent deferred sales charge, redemption fee or other charge(s), if any, set forth in the Prospectus and Statement of Additional Information of the Fund. All payments by the Trust hereunder shall be made in the manner set forth below.

         The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

         (b) The Fund reserves the right to reject any order for repurchase through a securities dealer. Redemption of Class II shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

         Section 5.  Duties of the Trust.

         (a) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Class II shares of the Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. The Trust shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request.

         (b) The Trust shall take, from time to time, but subject to any necessary approval of the shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act to the end that there will be available for sale such number of Class II shares as the Distributor reasonably may be expected to sell.

         (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Class II shares for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

         (d) The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

         Section 6.  Duties of the Distributor.

         (a) The Distributor shall devote reasonable time and effort to effect sales of Class II shares of the Fund but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling the Class II shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Trust.

         (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD Regulation, Inc. (the "NASD"), as such requirements may from time to time exist.

         Section 7.  Selected Dealer Agreements.

         (a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Class II shares; provided, however, that the Trust shall approve the form of agreements with dealers. Class II shares sold to selected dealers shall be for resale by such dealers only in accordance with the provisions of the Prospectus and Statement of Additional Information. The form of agreement with selected dealers to be used during the continuous offering of the shares is attached hereto as Exhibit A.

         (b) Within the United States, the Distributor shall offer and sell Class II shares only to such selected dealers that are members in good standing of the NASD.

         Section 8.  Payment of Expenses.

         (a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, statements of additional information, annual or interim reports or proxy materials to Class II shareholders).

         (b) After the prospectuses, statements of additional information and annual and interim reports have been prepared, set in type and mailed to Class II shareholders, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Class II shares. The Distributor (or its affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), pursuant to the Fund's Class II Distribution Plan and Agreement with Merrill Lynch) shall bear the costs and expenses of preparing, printing and distributing any supplementary sales literature used by the Distributor in connection with the offering of the Class II shares for sale to the public. Any expenses of advertising incurred in connection with such offering will also be the obligation of the Distributor (or Merrill Lynch).

         (c) The Trust shall bear the cost and expenses of qualification of the Class II shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 5(c) hereof.

         Section 9.  Indemnification.

         (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Class II shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to Class II shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Class II shares.

         (b) The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

         Section 10. Merrill Lynch Mutual Fund Adviser Program. In connection with the Merrill Lynch Mutual Fund Adviser Program, the Distributor and its affiliate, Merrill Lynch are authorized, to the extent permissible, to offer and sell shares of the Fund, as agent for the Trust, to participants in such program. The terms of this Agreement shall apply to such sales, including terms as to the offering price of shares, the proceeds to be paid to the Fund, the duties of the Distributor, the payment of expenses and indemnification obligations of the Trust and the Distributor.

         Section 11. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until November 30, 1999 and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

         Section 12. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         Section 14. Personal Liability. The Declaration of Trust establishing Merrill Lynch Retirement Series Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Series Trust, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Retirement Series Trust, but the Trust Estate only shall be liable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           MERRILL LYNCH RETIREMENT SERIES TRUST


                           By  /s/ Arthur Zeikel
                               -------------------------------------------------
                             Title: President


                           MERRILL LYNCH FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                           By /s/ Terry K. Glenn
                              --------------------------------------------------
                             Title: Executive Vice President

                                                                       EXHIBIT A


                      MERRILL LYNCH RETIREMENT SERIES TRUST

                     CLASS II SHARES OF BENEFICIAL INTEREST

                            SELECTED DEALER AGREEMENT

Gentlemen:

         Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc. (the "Distributor") has an agreement with Merrill Lynch Retirement Series Trust, a business trust organized under the laws of Massachusetts (the "Trust"), pursuant to which it acts as the distributor for the sale of Class II shares of beneficial interest, par value $0.10 per share (herein referred to as the "Class II shares"), of the Merrill Lynch Retirement Reserves Money Fund (the "Fund") and as such has the right to distribute Class II shares of the Fund for resale. The Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended, and the Class II shares of the Fund being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Class II Shares Distribution Agreement (the "Distribution Agreement") between ourselves and the Trust and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus" and "Statement of Additional Information" as used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission which is part of the most recent effective registration statement pursuant to the Securities Act of 1933, as amended. As principal, we offer to sell to you, as a selected dealer, Class II shares of the Fund upon the following terms and conditions:

         1. In all sales of these Class II shares to the public, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for the Trust, or for us, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell shares, as agent for the Fund, to participants in such program.

         2. Shares may be offered by you only as described in the Prospectus. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and Statement of Additional Information. The procedure relating to the handling of orders shall be subject to Section 4 hereof and instructions which we or the Trust shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and Statement of Additional Information.

         3. You shall not place orders for any Class II shares unless you have already received purchase orders for such Class II shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the Class II shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class II shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) and will not furnish to any person any information relating to the Class II shares of the Fund which is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Trust.

         4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Fund for Class II shares of the Fund to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Class II shares Distribution Agreement and
(ii) to tender Class II shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

         5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

         6. No person is authorized to make any representations concerning Class II shares of the Fund except those contained in the current Prospectus and Statement of Additional Information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing Class II shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Trust, and you agree that the Trust shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         7. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus and, if requested, the Statement of Additional Information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

         8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class II shares entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this Agreement upon notice to the other party.

         9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

         10. You represent that you are a member of the NASD Regulation, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Conduct Rules of such Association.

         11. Upon application to us, we will inform you as to the states in which we believe the Class II shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class II shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class II shares, if necessary.

         12. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         13. Your first order placed pursuant to this Agreement for the purchase of Class II shares of the Fund will represent your acceptance of this Agreement.

                           MERRILL LYNCH FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.

                           By _________________________________
                              (Authorized Signature)

Please return one signed copy of this Agreement to:

         MERRILL LYNCH FUNDS DISTRIBUTOR
         Box 9011
         Princeton, New Jersey 08543-9011

         Accepted:

         Firm Name: _________________________________________________

         By: ________________________________________________________

         Address: ___________________________________________________

         ____________________________________________________________

         Date: ______________________________________________________

         IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust, as of the 27th day of April, 1998.


/s/ Joe Grills                                                      /s/ Melvin R. Seiden
---------------------------------------------                       -----------------------------------------------------
Joe Grills                                                          Melvin R. Seiden
P.O. Box 98                                                         780 Third Avenue
Rapidan, Virginia 22733                                             New York, New York 10017

/s/ Walter Mintz
---------------------------------------------                       /s/ Stephen B. Swensrud
Walter Mintz                                                        -----------------------------------------------------
1114 Avenue of the Americas                                         Stephen B. Swensrud
New York, New York 10036                                            24 Federal Street
                                                                    Boston, Massachusetts 02110

/s/ Robert S. Salmon, Jr.                                           /s/ Arthur Zeikel
---------------------------------------------                       -----------------------------------------------------
Robert S. Salmon, Jr.                                               Arthur Zeikel
106 Dolphin Cove Quay                                               800 Scudders Mill Road
Stamford, Connecticut 06902                                         Plainsboro, New Jersey 08536


         The Declaration of Trust establishing Merrill Lynch Retirement Series Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.